Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statements (No. 333-179966, No. 333-183315, No. 333-187051, and No. 333-193701) on Form S-8 and Registration Statement (No. 333-192131) on Form S-3 of Brightcove Inc. of our report dated March 11, 2014 relating to our audits of the consolidated financial statements of Unicorn Media, Inc. and Subsidiaries as of and for the years ended December 31, 2013 and 2012, included in this Current Report on Form 8-K/A.

/s/ McGladrey LLP

Phoenix, Arizona

April 11, 2014